Exhibit 10.8

Execution Version

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (the “Agreement”) is made by and between REMEC, Inc., a California corporation (the “Company”), and Richard A. Sackett, an individual (the “Trustee”).

RECITALS

WHEREAS, the Company’s Board of Directors (the “Board”) on July 21, 2005 adopted, and the Company’s Shareholders on August 31, 2005 approved the voluntary dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan”), and;

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to or for the benefit of its Shareholders all of the Company’s assets, including interests in any liquidating trust established in connection with the complete liquidation of the Company, and;

WHEREAS, the Plan further provides, among other things, that, if deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Shareholders, the Board shall select one or more liquidating trustees, and the Company shall transfer to such liquidating trustees, for the benefit of the Shareholders under a liquidating trust, all of the Company’s assets as set forth in a liquidating trust agreement between the trustees and the Company, and;

WHEREAS, the Board on November 10, 2010 approved this Agreement, and authorized the Company’s officers to execute and take all necessary action to perform this Agreement on behalf of the Company.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NAMES AND DEFINITIONS

1.1 Name. The Trust shall be known as the REMEC Liquidating Trust.

1.2 Defined Terms. For all purposes of this instrument:

(a) “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(b) “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c) “Beneficial Interest” shall mean each Beneficiary’s proportionate share of the Trust Assets initially determined (in accordance with a certified copy of the Company’s shareholder list as of the Record Date) by the ratio of the number of Shares held of record by the Initial Beneficiary as of the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter shall be determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(d) “Beneficiary” shall mean, initially, each Initial Beneficiary and, thereafter, each Initial Beneficiary who holds Units and each transferee of Units initially held by an Initial Beneficiary and subsequently transferred to such transferee pursuant to and in accordance with the terms and conditions of this Agreement.

(e) “Effective Date” shall mean January 1, 2011 at 12:00 am (Pacific Standard Time).

(f) “Initial Beneficiary” shall mean each of the Shareholders.

(g) “Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company).

(h) “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(i) “Record Date” shall mean December 31, 2010 at 4:00 p.m. (Eastern Standard Time).

(j) “Retained Assets” shall mean all of the Company’s right, title and interest in, to and under, all of the Company’s assets, including, without limitation, unsold properties, accounts receivable, cash, securities, claims, causes of action, contingent claims, reserves, and books and records as set forth on Schedule A attached hereto.

(k) “Shares” shall mean the shares of common stock, $0.01 par value per share, of the Company.

(l) “Shareholders” shall mean the holders of record of the outstanding Shares of the Company at the close of business on the Record Date.

(m) “Transfer Date” shall mean December 31, 2010 at 11:59 pm (Pacific Standard Time).

(n) “Trust” shall mean the Trust created by this Agreement.

(o) “Trust Assets” shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist of the Retained Assets (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, interest, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to the Retained Assets and any other assets held by the Trust.

(p) “Trustee” shall mean the original Trustee under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(q) “Units” shall mean the expressed Beneficial Interest of each Beneficiary, in accordance with Section 5.1(a).

ARTICLE II

GRANT TO TRUSTEE AND NATURE OF TRUST

2.1 Creation of Trust; Grant of Retained Assets. The Trust shall commence on the Effective Date. On the Transfer Date, the Company absolutely and irrevocably transfers, delivers, releases, assigns and conveys to the Trustee, to be held in trust for the benefit of the Beneficiaries, all of the Company’s right, title, and interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions of this Agreement, and the Trustee hereby accepts such Retained Assets and undertakes to discharge the Trust created by this Agreement on behalf of the Beneficiaries, subject to the terms and provisions of this Agreement.

2.2 Purpose of Trust. The Trust is organized for the sole purpose of winding up the Company’s affairs, including but not limited to payment of the Liabilities, liquidation of any non-cash Retained Assets, dissolution of the Company, and distribution of the Trust Assets to the Beneficiaries with no objective to continue or engage in the conduct of a trade or business.

2.3 Taxation. It is intended that the transfer, assignment and conveyance of the Retained Assets by the Company to the Trustee pursuant to the terms hereof shall be treated for Federal, state and local income tax purposes as if the Company made such distributions directly to the Shareholders. It is further intended that for Federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their Beneficial Interests pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective shares of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations. The tax year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the tax year of the Trust shall end and such date is permitted under the Code and the Income Tax Regulations.

2.4 Assumption of Liabilities. The Trustee, solely in its capacity as Trustee hereunder and not in its individual capacity, hereby assumes on behalf of the Trust, all Liabilities and agree hereafter to cause the Trust to pay, discharge and perform when due, all of the Liabilities. Should any Liability be asserted against the Trustee as the transferee of the Retained Assets or as a result of the assumption made in this Section 2.4, the Trustee may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

2.5 Incidents of Ownership. The Retained Assets granted, assigned and conveyed to the Trustee shall be held in the name of the Trust. The Trustee shall retain only such incidents of legal ownership in the Trust Assets as are necessary to undertake the actions and transactions authorized herein.

2.6 Duration and Termination. The existence of the Trust shall terminate upon the earliest of (i) such time as termination is required by the applicable laws of the State of California, (ii) the distribution of all the Trust Assets as provided in Section 3.8, or (iii) the expiration of a period of three years from the Transfer Date; provided that the Trustee, in their discretion, may extend the existence of the Trust to such later date as they may designate, if they determine that an extension is reasonably necessary to fulfill the purposes of the Trust as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received additional no-action assurances from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trustee under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act. The Trust shall not in any event terminate pursuant to subparagraph (iii) of this Section 2.6 prior to the date on which the Trustee is permitted to make a final distribution in accordance with Section 3.8.

ARTICLE III

ADMINISTRATION OF TRUST ASSETS AND LIABILITIES

3.1 General Duties. Upon and after the Transfer Date, the Trustee will (i) liquidate all non-cash Trust Assets to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s affairs and the dissolution of the Company, and (iv) distribute the Trust Assets in accordance with the terms and conditions hereof and not unduly prolong the duration of the Trust. The Trustee shall be responsible for the general supervision of the activities of all Persons elected, appointed, engaged, retained or employed by the Trustee pursuant to this Agreement.

3.2 Efforts to Resolve Claims and Liabilities. Subject to the terms and conditions of this Agreement, the Trustee will make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible.

3.3 Continued Administration of Trust Assets. All property that is determined by the Trustee to be a part of the Trust Assets shall continue to be collected by the Trustee and held as a part of the Trust. Subject to the terms and conditions of this Agreement, the Trustee may, at such times as the Trustee deem appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as the Trustee deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).The Trustee shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary’s share of interest actually earned by the Trust after payment of the Trust’s liabilities and expenses as provided in Section 3.6.

3.4 [Intentionally Omitted]

3.5 Restriction on Trust Assets. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer or any general or limited partnership interest. The Trustee shall not retain cash in excess of an amount reasonably necessary as determined in good faith by the Trustee, to meet expenses, charges and obligations of the Trust, the Trust Assets and to pay all Liabilities. In no event shall any part of the Trust Assets revert to or be distributed to the Company, nor shall the Company, the Beneficiaries or any other Person have the right to revoke this Trust.

3.6 Payment of Expenses and Liabilities. The Trustee shall pay from the Trust Assets all Liabilities; all costs, charges, liabilities and expenses of the Trustee connected with the administration of the Trust and the Trust Assets, and such transferee liabilities which the Trustee may be obligated to pay as transferees of the Retained Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature, and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustee.

3.7 Interim Distributions. At such time as may be determined in its sole discretion, the Trustee shall distribute, or cause to be distributed to the Beneficiaries, in proportion to their Beneficial Interest, such cash or other property comprising a portion of the Trust Assets as the Trustee may in its sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets.

3.8 Final Distribution and Disposition of Trust Assets. If the Trustee determines that all the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged or if the existence of the Trust shall terminate pursuant to Section 2.6, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute or cause to be distributed to the Beneficiaries in proportion to their Beneficial Interest, the remaining Trust Assets, if any. The Trustee shall hold in the Trust and thereafter make disposition of all distributions and other payments due any Beneficiaries or other Persons who have not been located, in accordance with applicable state laws regarding escheat and abandoned property.

3.9 Reports to Beneficiaries.

(a) As soon as practicable after the Transfer Date, the Trustee will deliver, or cause to be delivered to each Beneficiary a notice indicating how many Units such Person beneficially owns and the contact details of the Trustee. As soon as practicable after the end of each tax year and after termination of the Trust, but in any event within 90 days after each such event, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trust for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that have not been previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement that they have not previously reported, and which, in their opinion, materially affects the Trust Assets or Liabilities.

(b) Whenever a material event relating to the Trust Assets occurs, the Trustee shall, within a reasonable period of time after such occurrence, prepare and issue a publicly available report describing such event. The occurrence of a material event need not be reported if an annual report pursuant to Section 3.9(a) will be issued at approximately the same time that a report pursuant to this Section 3.9(b) would be issued and such annual report describes the material event as it would be discussed in an interim report. The occurrence of a material event will be determined solely by the Trustee or as may be required by the rules and regulations promulgated by the Securities and Exchange Commission.

3.10 Federal Income Tax Information. As soon as practicable after the close of each tax year, the Trustee shall deliver to each Person who was a Beneficiary at any time during such tax year, a statement showing on a Unit basis, the dates and amounts of all distributions made by the Trustee, gross income earned on Trust Assets and expenses attributable to the Trust, and such other information that a Beneficiary is required to include in such Beneficiary’s Federal income tax return for the preceding year and any other information as may be required to be furnished under applicable law.

3.11 Books and Records. The Trustee shall maintain books and records relating to the Trust Assets, Liabilities, and income and expenses of the Trust in such detail and for such period of time as may be necessary to enable it to make a full and proper accounting in respect thereof in accordance with this Article III and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustee under Section 3.9. Except as provided in Section 3.9, nothing in this Agreement requires the Trustee to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets. Beneficiaries shall have the right upon 30 days’ prior written notice delivered to the Trustee, to inspect during normal business hours such books and records (including financial statements); provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustee.

3.12 Obligations of Trustee upon Termination. Upon termination of the Trust, the Trustee shall provide for the retention of the books and records of the Trust, including but not limited to lists of Beneficiaries, certificates for Units, and files which shall have been delivered to or created by the Trustee. At the Trustee’s discretion, all of such records and documents may be destroyed at any time after three years from the last day of the year in which the final tax return of the Trust was filed or any information was provided to all Beneficiaries pursuant to Section 3.10. Except as may be otherwise specifically provided herein, the Trustee shall have no further duties or obligations hereunder upon the dissolution of the Company and the distribution and disposition of all the Trust Assets,.

3.13 De Minimus Distributions. The Trustee shall not be required to make any distribution to a Beneficiary if the amount of such distribution is less than $5.00. Such distributions shall be deemed forfeitures and shall be allocated among the remaining Beneficiaries, in the sole discretion of the Trustee.

ARTICLE IV

TRUSTEE PROVISIONS

4.1 Number and Qualification of Trustee.

(a) Subject to Section 4.14, there shall be one (1) Trustee of the Trust, who shall be a citizen and resident of, or a corporation which is incorporated under the laws of, a state in the United States and, if a corporation, which is authorized to act as a corporate fiduciary under the laws of the State of California.

(b) If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for a Trustee.

4.2 Specific Powers of Trustee. Subject to the terms and conditions of this Agreement, the Trustee shall have the following specific rights and powers in addition to any rights and powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of California; provided that the enumeration of the following rights and powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect the Trust Assets or to provide to the Beneficiaries the benefits intended to be provided to them by this Agreement:

(a) to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Trust Assets;

(b) to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Company, the Trust Assets, the Trust or the Trustee (as provided herein);

(c) to elect, appoint, engage, retain, contract with or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities as the Trustee may deem necessary or proper for the transaction of all or any portion of the activities of the Trust, and to determine the terms and compensation of any Person whom they may employ or with whom they may contract subject to the provisions of Section 4.4, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to agents, representatives, employers, independent contractors or other Persons;

(d) to retain and set aside such funds out of the Trust Assets as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust or the Company; and (ii) the expenses of administering the Trust Assets;

(e) to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets held by the Trustee pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f) to institute, intervene, prosecute, defend, settle, or compromise any lawsuits, actions, proceedings, disputes, demands, or judgments for declaratory relief and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g) to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h) to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute and/or enforce new instruments, contracts, agreements, obligations or causes of action;

(i) in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security as may be designated by the Trustee. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustee and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustee herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property. The Trustee hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustee of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j) to cause any investments of any part of the Trust Assets to be registered and held in its name or in the names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k) to vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustee as Trust Assets hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect of any shares of stock or any securities held by the Trustee as Trust Assets which the Trustee might or could do if it were the absolute owner thereof;

(l) to undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof;

(m) to authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustee as part of the Trust Assets;

(n) in connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with applicable Federal and state securities laws, and to enter into agreements relating to the sale or other disposition or distribution thereof;

(o) to prepare, deliver and file, as the case may be, any interim and annual financial report, statement or other filing as may be required by regulatory authorities or other applicable law, rule or regulation, including, without limitation, as may be required by the rules and regulations promulgated by the Securities and Exchange Commission; and

(p) to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

4.3 Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business other than as specifically provided for herein. The Trustee’s actions, rights and powers shall be restricted to those actions, rights and powers set forth in this Agreement. In no event shall the Trustee take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). Notwithstanding

any other provision of this Agreement, the Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes.

4.4 Transactions with Related Persons. Notwithstanding any other provisions of this Agreement, except as set forth in Schedule B attached hereto, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract for services with, (i) any Trustee, agent or employee (acting in their individual capacities) of the Trust; or (ii) any Person of which any Trustee, agent or employee of the Trust is an Affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons unless in each such case, after disclosure of such interest or affiliation such transaction is approved by the Trustees, if any, who are not interested in the transaction and such Trustee determines that such transaction is on its terms fair and reasonable to the Trust and is in the best interests of the Beneficiaries, and in no event less favorable to the Trust than terms available for a comparable transaction with unrelated Persons.

4.5 Standard of Care. The Trustee shall exercise such of the rights and powers vested in them by this Agreement in accordance with applicable law and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

4.6 Limitations of Liability. No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against such Trustee. No Trustee shall be liable for any reasonable error of judgment made in good faith in the performance of this Agreement. Notwithstanding anything to the contrary in this Agreement, no Trustee shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in the performance of this Agreement by such Trustee, except for gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith. In addition to the foregoing:

(a) No Trustee shall be liable to the Beneficiaries for the acts or omissions of an agent, employee, advisor or manager of the Trust appointed or employed by the Trustee hereunder, unless such acts or omissions are grossly negligent, fraudulent, or constitute willful misconduct knowingly and intentionally committed in bad faith, and such Trustee specifically directs the act of such Person, delegates the authority to such Person to act where such Trustee was under a duty not to delegate, does not use reasonable prudence in the selection or retention of such Person, does not periodically review such person’s overall performance and compliance with the terms of such delegation, conceals the act or omission of such Person, or neglects to take reasonable steps to redress any wrong committed by such Person when such Trustee is aware of such Person’s act or omission.

(b) Except as otherwise provided in Section 4.4 and in the absence of bad faith on the part of a Trustee, a Trustee may consult with legal counsel, auditors or other experts to be selected by it, and conclusively rely without liability, as to the truth of the statements and the correctness of the advice expressed by such experts, upon any certificates or advice furnished to such Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates which are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

(c) In addition to any limitation on the Trustee’s liability set forth in this Agreement or pursuant to applicable law, no Trustee shall be liable with respect to any action taken or omitted to be taken by such Trustee in good faith in accordance with the terms and conditions of this Agreement and at the direction of Beneficiaries holding aggregate Units equal to at least two-thirds of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any right or power conferred upon the Trustee under this Agreement.

4.7 Insurance. The Trustee shall, at all times, at the expense of the Trust, maintain insurance for the benefit of the Trust, and the Trustee in such amounts as the Trustee shall deem adequate to cover the liability of the Trust and Trustee under this Agreement, including but not limited to the indemnification obligations set forth in Section 4.9, to the extent available at reasonable rates. Such insurance shall be deemed to be part of the Trust Assets.

4.8 Written Instruments. As far as reasonably practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee or its agents liable, nor shall the Trustee be liable to anyone for such omission. Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of the Trust only in its capacity as Trustee under this Agreement, or in its capacity as an employee or agent of the Trust.

4.9 Indemnification. Each Trustee and Person appointed or employed by the Trustee pursuant to Section 4.2(c), and the directors, officers, employees and agents of each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall be indemnified out of the Trust Assets against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement (if such settlement is approved in advance by the Trustee, which approval shall not be unreasonably withheld), as fines and penalties, and attorney’s fees and costs, actually and reasonably incurred by the Indemnified Person as follows:

(a) If an Indemnified Person is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust, Trustee or any Beneficiary to procure a judgment in its favor) by reason of the fact that the Indemnified Person is or was the Trustee or a director, officer, employee or agent of the Trustee, or by reason of any action or inaction on the part of an Indemnified Person while being or having been such a Trustee, employee or agent including, without limitation, any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity (and in the case of any director, officer, employee, or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder); provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been finally adjudicated to have acted with gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith.

(b) If an Indemnified Person was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Trust or any Beneficiary to procure a judgment in its favor by reason of the fact that the Indemnified Person is or was the Trustee or a director, officer, employee or agent of the Trustee, or by reason of any action or inaction on the part of Indemnified Person, except that no indemnification shall be made (i) in respect of any claim, issue or matter as to which an Indemnified Person shall have been finally adjudicated to be liable to the Trust or any Beneficiary in the performance of such Indemnified Person’s duty to the Trust and its Beneficiaries, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(c) The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets. The Trustee may make advance payments in connection with indemnification under this Section 4.9, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust only if, and to the extent that, it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified as authorized herein. The advances to be made hereunder shall be paid by the Trustee to the Indemnified Person within 20 days after delivery of a written request therefor by the Indemnified Person to the Trustee. Nothing contained herein shall restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

4.10 No Duty Not to Compete. Subject to applicable law and its obligations under this Agreement, the Trustee, in its individual capacity, or through Persons that it controls or in which it has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar or in addition to its responsibilities under this Agreement. No Trustee has any duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

4.11 Reliance on Statements by Trustee. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate, signed by the Trustee, with respect to the authority that the Trustee has to take any action under the Trust. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate setting forth the facts concerning the action taken by the Trustee pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

4.12 Application of Money Paid or Transferred to Trustee. No person dealing with the Trustee shall be required to follow the application by the Trustee of any money or property which may be paid or transferred to the Trustee.

4.13 Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustee. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by the Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries. For purposes of this provision, “cause” shall mean (i) any act by the Trustee outside the powers and limitations granted and imposed hereto in connection with his or her responsibilities under this Agreement; or (ii) any grossly negligent act, grossly negligent failure to act, fraudulent act or an act of willful misconduct, knowingly and intentionally committed in bad faith by the Trustee which is injurious to the Trust or Trust Assets. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least 75 percent of the total Units held by all Beneficiaries.

4.14 Appointment of Successor Trustees. Should at any time the Trustee resign or be removed; or be deceased or incapacitated; or be adjudged by a court of competent jurisdiction to be bankrupt or insolvent, a vacancy shall be deemed to exist. In such event, David F. Wilkinson shall automatically be deemed to have been appointed as successor Trustee (“Successor Trustee”), effective upon the earlier of the date of such vacancy and acceptance of such appointment in accordance with Section 4.15 of this Agreement. The compensation of the Successor Trustee shall be as set forth in Schedule C hereto. Should at any time the Successor Trustee resign or be removed; or be deceased or incapacitated; or be adjudged by a court of competent jurisdiction to be bankrupt or insolvent, Squar, Milner, Peterson, Miranda & Williamson, LLP, on behalf of the Beneficiaries, shall appoint a successor Trustee to fill the vacancy within 90 days after the creation of the vacancy. If there are no remaining Trustees, or Squar, Milner, Peterson, Miranda & Williamson, LLP has not filled the vacancy within 90 days after the creation of the vacancy, the Beneficiaries may, pursuant to Article VII hereof, call a meeting in order that Beneficiaries holding at least a majority of the Units represented at the meeting may appoint a successor Trustee to fill the vacancy. In the event that the Beneficiaries do not elect a successor Trustee within 30 days after the expiration of the 90-day period set forth above in this Section 4.14, the successor Trustee shall be appointed by a court of competent jurisdiction upon application of any Beneficiary or known creditor of the Trust. The compensation of any successor Trustee appointed by Squar, Milner, Peterson, Miranda & Williamson, LLP, or by a court of competent jurisdiction pursuant to this Section 4.14 shall be mutually determined in good faith by such successor Trustee and Squar, Milner, Peterson, Miranda & Williamson, LLP (acting on behalf of the Beneficiaries), or by law, as appropriate.

4.15 Acceptance of Appointment by Successor Trustees. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustee, and it shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such Trustee hereunder.

4.16 Bonds. Unless required by the Board prior to the Transfer Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units constituting at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board. If a bond is required by the Board or by law, the Board or the Trustee, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required. All costs of any such bond shall be borne by the Trust.

ARTICLE V

BENEFICIARIES

5.1 Beneficial Interests.

(a) For ease of administration, the Trustee shall express the Beneficial Interest of each Beneficiary in terms of Units. Each Initial Beneficiary shall receive one Unit for each Share held of record on the Record Date, and shall have the same pro rata interest in the Trust Assets as such Initial Beneficiary had as a Shareholder in the aggregate outstanding Shares on the Record Date.

(b) On and after the Transfer Date, all outstanding Shares shall automatically be deemed cancelled. The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate. The Trustee shall maintain or cause to be maintained, a record of the name and address of each Beneficiary and such Beneficiary’s aggregate Units in the Trust.

(c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustee shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trust, Trust Assets, or Trustee be liable for interest on any funds which may be withheld. Notwithstanding anything to the contrary set forth in this Section 5.1(c), the Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final non-appealable judgment of a court of competent jurisdiction, or (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement.

5.2 Rights of Beneficiaries. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary’s Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary’s Beneficial Interest shall pass to the Beneficiary’s heirs and devisees as personal property and such death shall in no way terminate or affect the validity of this Agreement. Except as expressly set forth in Section 5.3(a) hereof, no widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets.

5.3 Limitations on Transfer of Interests of Beneficiaries.

(a) THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED, HOWEVER, THAT THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW AND THAT THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE OF A BENEFICIARY MAY MORTGAGE, PLEDGE, GRANT A SECURITY INTEREST IN, HYPOTHECATE OR OTHERWISE ENCUMBER, THE BENEFICIAL INTEREST HELD BY THE ESTATE OF SUCH BENEFICIARY IF NECESSARY IN ORDER TO BORROW MONEY TO PAY ESTATE, SUCCESSION OR INHERITANCE TAXES OR THE EXPENSES OF ADMINISTERING THE ESTATE OF THE BENEFICIARY, UPON WRITTEN NOTICE TO, AND WRITTEN CONSENT OF, THE TRUSTEE, WHICH CONSENT MAY NOT BE UNREASONABLY WITHHELD.

(b) Except as may be otherwise provided by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary in the Trust Assets shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

5.4 Limitation of Liability. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust.

5.5 Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein maybe evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article VII.

5.6 Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

5.7 Requirement of Undertaking. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.7 shall not apply to any suit instituted by the Trustee.

ARTICLE VI

COMPENSATION OF TRUSTEE

6.1 Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, the Trustee shall receive as compensation for services as Trustee hereunder the amounts set forth in Schedule C attached hereto to the extent identified as applicable to that Trustee, or as may subsequently be approved by Beneficiaries having aggregate Units of at least 75 percent of the total Units held by all Beneficiaries.

6.2 Dates of Payment. The compensation payable to each Trustee pursuant to the provisions of Section 6.1 shall be paid for the time period set forth in Schedule C attached hereto to the extent identified as applicable to that Trustee or at such other times as the Trustee may determine.

6.3 Expenses. Each Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by such Trustee in the performance of that Trustee’s duties in accordance with this Agreement.

ARTICLE VII

MEETING OF BENEFICIARIES

7.1 Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate Beneficial Interest to take, either acting alone or with the Trustee.

7.2 Meeting Called by Trustee. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of California (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 7.3), which written notice shall set forth the time and place of such meeting and in general terms the actions proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

7.3 Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustee by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the actions proposed to be taken at such meeting, the Trustee shall proceed under the provisions of Section 7.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

7.4 Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary.

7.5 Quorum. At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

7.6 Adjournment of Meeting. Subject to Section 7.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

7.7 Conduct of Meetings. The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

7.8 Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE VIII

AMENDMENTS

8.1 Consent of Beneficiaries. At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units held by all Beneficiaries or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the potential liability of the Trustee hereunder without the written consent of each Trustee; provided, further, that no such amendment shall permit the Trustee to engage in any activity prohibited by Sections 4.3 or 4.4 hereof or affect the Beneficiaries’ rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and that no such amendment shall cause the Trust, in the opinion of counsel, to be treated for Federal, state or local income tax purposes, as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust’s taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

8.2 Notice and Effect of Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of a Trustee in the same places where the original Agreement is filed or recorded.

9.2 Instruments of Further Assurance. On the Transfer Date, the Company shall deliver to the Trustee all instruments, agreements, documents and certificates as the Trustee may require to evidence such absolute and irrevocable assignment, conveyance and transfer of the Retained Assets, duly executed (and acknowledged where applicable) by an officer of the Company. From time to time thereafter but in all events, prior to the dissolution of the Company, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee and their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

9.3 Intention of Parties to Establish Trust. This Agreement is not intended to create, and shall not be interpreted as creating, a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

9.4 Beneficiaries Have No Rights or Privileges as Shareholders of the Company. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as shareholders of the Company.

9.5 Laws as to Construction. The Trust shall be domiciled in California. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The Trustee, the Company and the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

9.6 Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.7 Notices. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if mailed by first-class mail, postage prepaid, addressed to such Person at his address as shown in the records of the Trust, or by such other means as authorized in writing by such Trustee or Beneficiary.

All notices and other communications hereunder between the Company and Trustee shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage prepaid, cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)	If to the Trustee:	Richard A. Sackett, Trustee
REMEC Liquidating Trust
3790 Via de la Valle, Suite 211
Del Mar, CA 92014
Facsimile: 858.847.0387

(b)	If to the Company:	REMEC, INC.
3790 Via de la Valle, Suite 211
Del Mar, CA 92014
Attention: David F. Wilkinson
Facsimile: 858.847.0387

	with a copy to:	DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121
Attention: Jeffrey C. Thacker
Facsimile: 858.638.5128

9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, REMEC, Inc. and the Trustee have executed this Liquidating Trust Agreement effective this 16th day of November, 2010.

REMEC, INC.

By:	/s/ David F. Wilkinson
	Name:	David F. Wilkinson
	Title:	Chief Financial Officer

TRUSTEE

By:	/s/ Richard A. Sackett
	Name:	Richard A. Sackett
	Title:	Trustee

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